As filed with the Securities and Exchange Commission on October 11, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Murphy Oil Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	71-0361522
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9805 Katy Freeway, G-200 Houston, Texas	77024-1269
(Address of Principal Executive Offices)	(Zip Code)

Murphy Oil Corporation 2020 Long-Term Incentive Plan

(Full Title of the Plans)

E. Ted Botner, Esq.

Executive Vice President, General Counsel & Corporate Secretary

Murphy Oil Corporation

9805 Katy Freeway, G-200

Houston, TX 77024-1269
(Name and Address of Agent For Service)

(281) 675-9000

(Telephone Number, including area code, of agent for service)

Copies to:

Travis Triano, Esq.

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

(212) 450-4000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.            ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Murphy Oil Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to register (i) 1,173,998 shares of the Registrant’s common stock, par value $1.00 per share (“Common Stock”) that may be issued pursuant to awards under the Murphy Oil Corporation 2020 Long-Term Incentive Plan, as amended and restated (the “Plan”) as a result of the share “recycling” provisions under the Plan and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional Shares that may become issuable under the Plan by reason of any share dividend, share split or other similar transaction.

This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on August 6, 2020 (Registration No. 333-241837). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 23, 2024;

(b)	the Registrant’s definitive proxy statement on Schedule 14A (subject to the provisions thereof which provide that they are not incorporated by reference into Securities Act filings), file with the Commission on March 21, 2024;

(c)	the Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024, as filed with the Commission on May 2, 2024 and August 8, 2024, respectively;

(d)	the Registrant’s Current Reports on Form 8-K, as filed with the Commission on each of January 25, 2024, February 7, 2024, May 10, 2024, October 2, 2024, October 2, 2024, October 3, 2024 and October 7, 2024;

(e)	all other reports filed with the Commission by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold; and

(f)	the description of the Registrant’s Common Stock contained in Exhibit 4.9 to the Registrant’s Annual Report on Form 10-K filed with the Commission February 27, 2020, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the filing of this Registration Statement shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of original issuance common stock offered under this Registration Statement is being passed upon for the Company by E. Ted Botner, Esq., Executive Vice President, General Counsel and Corporate Secretary of the Company. Mr. Botner is an officer and employee of the Company and is eligible to participate in the Plan. As of the date of this Registration Statement, Mr. Botner beneficially owns securities of the Registrant, including options to acquire such securities and restricted stock units in respect of such securities, with a fair market value in excess of $50,000.

Item 8. Exhibits.

Exhibit Number	Exhibit Description

4.1	Certificate of Incorporation of the Registrant, as amended effective May 11, 2005 (filed as Exhibit 3.1 to the Registrant’s Form 10-K filed February 28, 2011 (Commission File No. 001-08590) and included herein by reference).
4.2	Bylaws of the Registrant, as amended effective August 5, 2020 (filed as Exhibit 3.2 to the Registrant’s Form 10-Q filed August 6, 2020 and included herein by reference).
5.1	Opinion of E. Ted Botner, Executive Vice President, General Counsel and Corporate Secretary of Murphy Oil Corporation, with respect to the original issuance of Registrant common stock under the Plan (filed herewith).
23.1	Consent of Independent Registered Public Accounting Firm KPMG LLP (filed herewith).
23.2	Consent of E. Ted Botner, Executive Vice President, General Counsel and Corporate Secretary of Murphy Oil Corporation, with respect to the original issuance of Registrant common stock under the Plan (contained in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Registration Statement).
99.1	Murphy Oil Corporation 2020 Long-Term Incentive Plan as amended (filed as Exhibit A to the Registrant’s Proxy Statement filed March 30, 2020 (Commission File No. 001-08590) and included herein by reference).
107	Filing Fee Table (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 11th day of October 2024.

Murphy Oil Corporation

/s/ E. Ted Botner
E. Ted Botner
Executive Vice President, General Counsel & Corporate Secretary

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints E. Ted Botner and Eric M. Hambly, and each of them, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any or all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rules 413 or 462 under the Securities Act of 1933, and to file or cause to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on October 11, 2024 in the capacities indicated.

Signature	Title

/s/ Claiborne P. Deming	Chairman and Director
Claiborne P. Deming

/s/ Roger W. Jenkins	Chief Executive Officer and Director
Roger W. Jenkins	(Principal Executive Officer)

/s/ Lawrence R. Dickerson	Director
Lawrence R. Dickerson

/s/ Michelle A. Earley	Director
Michelle A. Earley

/s/ Elisabeth W. Keller	Director
Elisabeth W. Keller

/s/ James V. Kelley	Director
James V. Kelley

/s/ R. Madison Murphy	Director
R. Madison Murphy

/s/ Jeffrey W. Nolan	Director
Jeffery W. Nolan

/s/ Robert N. Ryan, Jr.	Director
Robert N. Ryan Jr.

/s/ Laura A. Sugg	Director
Laura A. Sugg

/s/Robert B. Tudor, III	Director
Robert B. Tudor, III

/s/ Thomas J. Mireles	Chief Financial Officer
Thomas J. Mireles	(Principal Financial Officer)

/s/ Paul D. Vaughan	Vice President & Controller
Paul D. Vaughan	(Principal Accounting Officer)